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                        [ERNST & YOUNG LLP LETTERHEAD]



                                                                EXHIBIT 23.3

                         CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 1996, except for Note O, as to which the date is March 28, 1996, with respect to the consolidated financial statements of MWC Holdings, Inc. incorporated by reference in the Registration Statement (Form S-4 No. 333-34319) and the related
Prospectus of Hayes Wheels International, Inc. and subsidiaries for the registration of $400,000,000 Senior Subordinated Notes.



                                                        ERNST & YOUNG LLP



Detroit, Michigan
September 12, 1997